UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2004

AMERICAN EAGLE MANUFACTURING CO.,

(Exact name of Registrant as specified in its charter)

Commission file number 00-27323

Nevada	88-0429812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

2052 Corte Del Nogal Carlsbad, California	92009
(Address of principal executive offices)	(Zip code)

(760) 804-1789

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 22, 2004, the Registrant sold substantially all of its assets related to its custom motorcycle manufacturing business to its former parent company, Bad Toys Holdings, Inc., a Nevada corporation (the “Buyer”). The disposed assets include, but are not limited to, all real and personal property (tangible and intangible) of the Registrant previously used by the Registrant in its custom motorcycle manufacturing business. As consideration and payment for the assets, the Registrant received 1,818,182 shares of the Buyer’s restricted common stock (the “Shares”) and the Buyer assumed all liabilities and obligations of the Registrant related to its custom motorcycle manufacturing business (the “Purchase Price”). The parties determined the Purchase Price for the assets by multiplying the estimated net book value of the assets, valued as a going concern as of the date of the transaction, by a multiplier of approximately 3.22. In addition to the foregoing, the Registrant has agreed to distribute the Shares pro rata to its shareholders of record as of September 15, 2004; provided however, that such a distribution is in compliance with both Nevada corporate law and Federal and State securities law.

Prior to that certain Share Exchange Agreement between the Registrant and Intercommunity Financing Corp. d/b/a No Borders (“No Borders”); Raul Hinojosa-Ojeda; and Robert M. Rosenfeld dated October 21, 2004 (the “Share Exchange Agreement”) wherein the Registrant issued 40,000,000 shares of its restricted common stock to the shareholders of No Borders in exchange for one hundred percent of the issued and outstanding common stock of No Borders, Bad Toys Holdings, Inc. owned approximately 1,999,000 of the 2,756,006 issued and outstanding shares of the Registrant’s common stock. In addition, Larry N. Lunan, Clinton Hubbard, and Roger A. Warren serve on the Board of Directors of both the Registrant and the Buyer. Furthermore, Larry N. Lunan is Chief Executive Officer of both the Registrant and the Buyer and Roger A. Warren is the Chief Financial Officer of both the Registrant and the Buyer.

A copy of the Asset Purchase Agreement, dated October 22, 2004, between the Registrant and the Buyer is being filed herewith as Exhibit 99.1. The Exhibits and Schedules to the Asset Purchase Agreement have been omitted as neither have been completed as of the date of this report. A copy of the First Amendment to the Asset Purchase Agreement, dated October 28, 2004, between the Registrant and the Buyer also is being filed herewith.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K are not included in this report. The Registrant will file the required financial statements within 71 days of the filing date of this report.

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this report. The Registrant will file the required pro forma financial information within 71 days of the filing date of this report.

(c)	Exhibits.

*99.1	Asset Purchase Agreement by and between Bad Toys Holdings, Inc., and American Eagle Manufacturing Company dated as of October 22, 2004.

*99.2	First Amendment to Asset Purchase Agreement by and between Bad Toys Holdings, Inc., and American Eagle Manufacturing Company dated as of October 28, 2004.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Eagle Manufacturing Company
(Registrant)
Date: November 1, 2004	By:	/s/ Larry N. Lunan
Chief Executive Officer